GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY Wells Fargo Lockbox #1786 P.O. Box 1786 Great-West Denver, CO 80291-1786
If you have any questions or need help completing this application, call the Retirement Resource Operations Center (“RROC”) at [1-877-723-8723] from 9:00 A.M. to 7:00 P.M. Eastern time.
Individual Flexible Premium Variable Annuity Application

All correspondence will be sent to this address. If a Trust, give Trust Name, Trustee and Trust date. Ownership Type Traditional IRA Roth IRA Non-Qualified Individual Trust Custodial IRA
Contract Owner	Joint Owner (Spouse only) *Not applicable if this is a Qualified Annuity Contract
Full Legal Name	Full Legal Name
Street Address (no P.O. Box please)	Street Address
Street Address (continued)	Street Address (continued)
City, State Zip	City, State Zip
Email Address	Email Address
Phone - daytime	Phone - daytime
Phone - evening	Phone - evening
Social Security # or Tax ID	Social Security # or Tax ID
Date of Birth	Date of Birth
Date of Trust & Trustee Name

Annuitant Annuitant is the same as Owner.	joint OR CONTINGENT ANNUITANT Same as Joint Owner Same as Owner *Not applicable if this is a Qualified Annuity Contract
Full Legal Name	Full Legal Name
Street Address	Street Address
City, State Zip	City, State Zip
Sex Male Female	Sex Male Female
Email Address	Email Address
Phone	Phone
Social Security # or Tax ID	Social Security # or Tax ID
Date of Birth	Date of Birth

Beneficiary
If you need additional space, please use a separate sheet.
If no Beneficiary is named, the Owner’s estate will be deemed to be the Beneficiary.

Name
		SSN	Birth date or Trust Date

Address		Relationship	Percentage

Name		SSN	Birth date or Trust Date

Address	Phone	Relationship	Percentage

Name		SSN	Birth date or Trust Date

Address	Phone	Relationship	Percentage
Percentages must equal 100%. (Please use whole numbers; no fractional percentages)

Contingent Beneficiary
If you need additional space, please use a separate sheet.
The naming of a Contingent Beneficiary is optional.

Name
		SSN	Birth date or Trust Date

Address		Relationship	Percentage

Name		SSN	Birth date or Trust Date

Address	Phone	Relationship	Percentage

Name		SSN	Birth date or Trust Date

Address	Phone	Relationship	Percentage
Percentages must equal 100%. (Please use whole numbers; no fractional percentages)

Source of Funds
Minimum initial contribution: [$10,000.]

Subsequent minimum contributions: $500; $100 if paid through an Automatic Bank Draft.
Qualified:

•	Transfer all or a portion of funds from my existing IRA annuity or other qualified plan. (Complete IRA Rollover/Transfer Form.)

•	Check is attached for a new IRA for tax year(s): _____________.

Non-Qualified:

•	Transfer all or a portion of funds from my existing annuity or life insurance policy. (Additional forms are required.)

•	Transfer $ from my brokerage account number ____________________.

•	Check is attached.

ICC15-J888app            Page 5 of 5
Sub-Accounts Initial premium will be allocated to the Sub-Accounts specified below subject to the right to cancel provision on the front cover of your Contract.

% [Alger Small Cap Growth Portfolio I-2 % Great-West Putnam High Yield Bond

% American Century VP Inflation Prot II % Great-West S&P 500® Index
% American Century VP Mid Cap Value II % Great-West S&P Mid Cap 400® Index
% ALPS/Red Rocks Listed Private Equity III % Great-West S&P Small Cap 600® Index
% BlackRock Global Allocation V.I. III % Great-West Short Duration Bond
% BlackRock High Yield V.I. III % Great-West Stock Index

% Columbia VP Small Cap Value 2 % Great-West T. Rowe Price Mid Cap Growth
% Delaware VIP Emerging Markets Svc % Great-West Templeton Global Bond
% Delaware VIP REIT Series Svc % Great-West U.S. Government Mortgage Securities
% Delaware VIP Small Cap Value Series Svc % Invesco VI Core Equity II
% Deutsche Capital Growth VIP B % Invesco VI Global Real Estate II
% Deutsche Global Small Cap VIP B % Invesco VI Gr and Inc II
% Deutsche Large Cap Value VIP B % Invesco VI International Growth II
% Deutsche Small Mid Cap Value VIP B % Invesco VI Small Cap Equity II
% Dreyfus IP Technology Growth Svc % Janus Aspen Balanced Svc
% Dreyfus VIF Appreciation Svc % Janus Aspen Flexible Bond Svc
% Franklin Income VIP 4 % Janus Aspen Overseas Svc
% Goldman Sachs Multi-Manager Alts % Janus Aspen Perkins Mid Cap Value Svc
% Great-West Aggressive Profile I % Lord Abbett Series Developing Growth VC

% Great-West Ariel Mid Cap Value % Neuberger Berman AMT Socially Responsive S
% Great-West Bond Index % Oppenheimer Main Street Small Cap VA Svc
% Great-West Conservative Profile I % PIMCO VIT Commodity Real Ret Strat Adv
% Great-West Federated Bond % PIMCO VIT Low Duration Adv
% Great-West Goldman Sachs MidCap Val Init % PIMCO VIT Real Return Adv
% Great-West International Index % PIMCO VIT Total Return Adv
% Great-West Invesco Small Cap Value Init % Putnam VT American Government Inc IB
% Great-West Lifetime 2015 II T % Putnam VT Capital Opportunities IB
% Great-West Lifetime 2025 II T % Putnam VT Global Asset Allocation IB
% Great-West Lifetime 2035 II T % Putnam VT Global Equity IB
% Great-West Lifetime 2045 II T % Putnam VT Growth & Income IB
% Great-West Lifetime 2055 II T % Putnam VT Growth Opportunities IB
% Great-West Loomis Sayles Bond % Putnam VT Income IB

% Great-West Loomis Sayles Small Cap Value % Putnam VT International Growth IB
% Great-West MFS International Growth % Putnam VT Research IB
% Great-West MFS International Value % Putnam VT Small Cap Value IB
% Great-West Moderate Profile I % Putnam VT Voyager IB
% Great-West Moderately Aggressive Profile I % T. Rowe Price Blue Chip Growth Port II
% Great-West Moderately Conservative Profile I % T. Rowe Price Health Sciences Port II
% Great-West Money Market % Van Eck VIP Tr Global Hard Assets S]
% Great-West Putnam Equity Income
Multiple Riders will produce with this Contract. Your allocation of premium to one of the Income Strategy Sub-Accounts signifies your election of one of the GLWB Riders. This election can be changed prior to the first investment into a Covered Fund, and no guarantee benefit fees are charged until an investment is made to a Covered Fund.

Income Strategy Sub-Account
Riders:
Floating Design Rider	Fixed Design Rider	Enhanced Design Rider	Roll-Up Design Rider
Great-West SecureFoundation® Balanced Fund (Class L)%		Great-West SecureFoundation® Balanced Fund (Class L)%
Great-West SecureFoundation® Balanced Fund (Class L)%		Great-West SecureFoundation® Balanced Fund (Class L)%
Total Investment Strategy and Income Strategy Allocations must equal 100%

You may change your allocations online or by calling the Retirement Resource Operations Center at
[1-877-723-8723] from 9:00 am-7:00 pm ET.

Dollar Cost Averaging [Start Date]	Rebalancer [Start Date]

replacement
 YES  NO Do you have any life insurance or annuity contracts in force?
 YES  NO Will the purchase of this annuity result in the replacement, termination or change in value of any existing life insurance or annuity contract(s)?

electronic consent
Subject to Great-West Life & Annuity Insurance Company’s ability, I authorize that all statements, prospectuses, reports, and other documents be provided to me in an electronic format. The owner may revoke this authorization at any time by contacting the RROC. By providing an email address, I am confirming that I have access to the Internet for purposes of accepting electronic delivery.

 YES NO Email Address:

This consent will remain in effect until I revoke my authorization by contacting the RROC. I may request a paper copy of the information provided electronically at any time for no charge. I will provide the RROC a current e-mail address if my e-mail address changes.

Signatures
I understand that I am applying for a Flexible Premium Variable Annuity, Contract Form ICC15-J888, issued by Great-West Life & Annuity Insurance Company. I declare that all statements made on this application are true to the best of my knowledge and belief.

I acknowledge receipt of the prospectus for the variable annuity contract. I understand that amounts allocated to a Sub-Account are variable and are not guaranteed as to dollar amount.

 The RROC is authorized to act on telephone instructions provided by me. In the absence of this authorization, available telephone instructions will not be allowed.

I hereby direct that my telephone instructions to the RROC and/or those I submit via any Internet site and/or e-mail address as identified in the prospectus, be honored for transactions unless otherwise notified by me in writing. I understand that telephone calls may be recorded to monitor the quality of service I receive and to verify contract transaction information. The RROC will use reasonable procedures to confirm that instructions communicated by telephone or electronically are genuine. If such procedures are followed, Great-West Life & Annuity Insurance Company will not be liable for any losses due to unauthorized or fraudulent instructions. If a transfer from my brokerage account is indicated in this application, I authorize my broker to transfer the amount specified. I certify under penalty of perjury that the taxpayer identification numbers listed on this application are correct and that I am not subject to backup withholding. The Internal Revenue Service does not require my consent to any provision of this document other than the certifications required to avoid backup withholding.

FRAUD WARNING
Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

Sign Here
	Signature of Contract Owner Date	Signature of Joint Contract Owner Date
	Full Name of Contract Owner	Full Name of Joint Contract Owner

For Agent Use Only	Does the applicant have existing life insurance policies or annuity contracts?Yes No

Do you have reason to believe the annuity applied for will replace any life insurance or annuity with us or with any other company?Yes No
If “Yes” to replacement, please certify by checking this box that sales material, if any, used in this transaction was company approved and a copy has been left with the applicant

Do you believe the contract is suitable for the retirement and insurance needs of the applicant?Yes No Information not provided by the applicant

Agent Printed Name

Agent Signature	Date

Annuity contracts are issued by:
Great-West Life & Annuity Insurance Company
[8515 East Orchard Road, Greenwood Village, Colorado, 80111.]

For Internal Use Only:

Rep Code	Source Code	Lead Source	Date	Comp Option Selected